Exhibit 99.1

YOGAWORKS, INC. REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

LOS ANGELES, August 14, 2018 – YogaWorks, Inc. (NASDAQ:YOGA) (the “Company”), one of the largest providers of high quality yoga instruction in the U.S., today announced financial results for the second quarter ended June 30, 2018.

Rosanna McCollough, President and Chief Executive Officer of YogaWorks, stated, “Our second quarter revenue exceeded our expectations mainly due to newly acquired studios.  While our EBITDA was within our guidance range, we have experienced softness in our base studio EBITDA margin.  Looking ahead, we are taking steps to improve sales and profitability in our base business and will be investing in additional marketing and training as well as reducing the class package promotions to focus on a more balanced product offering.

We are also pleased to add Sky Meltzer to our board of directors. Sky was most recently the CEO of Manduka and led the company's global expansion. We look forward to his perspectives and insights as we continue to grow our brand.”

Results for the second quarter ended June 30, 2018

	June 30, 2018	June 30, 2017
GAAP Results(1)
Net revenue	$14.9 million	$12.5 million
Net income / (loss)	$(6.7) million	$(4.4) million

Non-GAAP Results(2)
Studio Count at quarter end	71	50
Adjusted EBITDA	$(1.4) million	$(551) thousand
Adjusted free cash flow	$(1.6) million	$65 thousand
Studio-Level free cash flow	$2.0 million	$2.8 million
Studio-Level EBITDA	$2.2 million	$2.2 million
Adjusted net income/(loss)	$(3.6) million	$(3.1) million

(1)	U.S. Generally Accepted Accounting Principles (“GAAP”).
(2)

Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flows, Studio-Level free cash flows and adjusted net loss are non-GAAP measures. For reconciliations to GAAP net loss, see “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

For the second quarter ended June 30, 2018:

-	Net revenue was $14.9 million, a 19.0% increase compared to $12.5 million in the second quarter of 2017.

-	The Company ended the quarter with 71 studios in nine regional markets.

-	Adjusted EBITDA was $(1.4) million compared to adjusted EBITDA of $(551) thousand for the same quarter last year.

-	Adjusted net loss was $3.6 million compared to adjusted net loss of $3.1 million for the same period last year.

For a reconciliation of GAAP net loss to Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flows, Studio-Level free cash flows and Adjusted net loss, please see “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

Balance Sheet and Cash Flow Highlights

-	Cash and cash equivalents were $15.5 million as of June 30, 2018.

-	Cash used in operating activities was $1.9 million for the quarter ended June 30, 2018, as compared to cash used by operating activities of $1.6 million for the quarter ended June 30, 2017.

Guidance

For the third quarter of 2018, the Company expects net revenue to be between $14.6 million and $15.4 million and adjusted EBITDA to be between $(2.0) million and $(1.2) million. This compares to net revenue of $13.5 million and adjusted EBITDA of $(432,000) for the third quarter of 2017.

For fiscal 2018, the Company expects net revenue between $57.5 million and $60.5 million and adjusted EBITDA between $(6.95) million and $(4.95) million. This compares to net revenue of $54.5 million and adjusted EBITDA of $(1.2) million for 2017.

Conference Call to Discuss Second Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the second quarter ended June 30, 2018, today, August 14, 2018, beginning at 4:30 p.m. Eastern Time. Those interested in participating in the call are invited to dial 1-877-407-4018 (U.S.) or 1-201-689-8471 (international). A live webcast of the conference call will also be available online at www.yogaworks.com under the Investor Relations section and will remain available for 30 days following the live call. A replay will also be available two hours following the call through August 28, 2018, via telephone at 1-844-512-2921 (U.S.) and 1-412-317-6671 (international) by entering the replay pin 13682136.

About YogaWorks, Inc.

YogaWorks, Inc. is one of the largest providers of high quality yoga instruction in the U.S., with 71 studios in nine markets including Los Angeles, Orange County, Northern California, New York City, Boston, Baltimore, the Washington, D.C. area, Houston and Atlanta. YogaWorks strives to make yoga accessible to everybody and offers a wide range of class styles for people of all ages and abilities. Through its studios, the Company offers yoga classes, integrated fitness classes, workshops, teacher training programs and yoga-related retail merchandise. In addition to its studio locations, YogaWorks offers online instruction through its MyYogaWorks web platform, which provides subscribers with a highly curated catalog of over 1,100 yoga and meditation classes.

Forward-Looking Statements

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks and uncertainties. Factors that could cause results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and public filings with the Securities and Exchange Commission, which are available via the Company’s website at www.yogaworks.com. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contacts:

Investor Relations:

Jean Fontana, ICR, Inc.

646-277-1200

IR@yogaworks.com

YogaWorks, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of June 30, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$15,465,549	$22,095,216
Inventories	1,222,960	1,212,608
Prepaid expenses and other current assets	2,075,346	1,145,067
Total current assets	18,763,855	24,452,891
Property and equipment, net	9,856,627	10,418,203
Intangible assets, net	19,442,521	22,142,275
Goodwill	10,782,063	12,768,773
Other non-current assets	1,314,362	1,224,179
Total assets	$60,159,428	$71,006,321

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$2,452,232	$3,794,569
Accrued compensation	1,735,092	1,947,134
Deferred revenue	7,545,300	7,187,948
Current portion of deferred rent	106,802	122,607
Total current liabilities	11,839,426	13,052,258
Deferred rent, net of current portion	3,517,807	3,418,886
Deferred tax liability	12,641	—
Total liabilities	15,369,874	16,471,144

Stockholders’ equity
Common stock $0.001 par value; 50,000,000 shares authorized, 16,595,513 issued and 16,460,501 outstanding at June 30, 2018 and 50,000,000 shares authorized, 16,435,505 issued and 16,332,510 outstanding at December 31, 2017	16,461	16,333
Additional paid in capital	112,516,233	111,650,415
Accumulated deficit	(67,743,140)	(57,131,571)
Total stockholders’ equity	44,789,554	54,535,177
Total liabilities and stockholders’ equity	$60,159,428	$71,006,321

YogaWorks, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$14,870,362	$12,493,461	$30,400,175	$26,483,555
Cost of revenues and operating expenses
Cost of revenues	5,755,974	4,805,637	11,679,823	9,934,389
Center operations	7,061,573	5,583,228	13,833,489	11,269,866
General and administrative expenses	4,054,012	4,094,443	8,458,945	7,104,829
Depreciation and amortization	2,218,271	2,167,877	4,597,028	4,369,462
Goodwill impairment	2,474,819	—	2,474,819	—
Total cost of revenues and operating expenses	21,564,649	16,651,185	41,044,104	32,678,546
Loss from operations	(6,694,287)	(4,157,724)	(10,643,929)	(6,194,991)
Interest (income) expense, net	(44,142)	248,874	(50,272)	810,506
Net loss before provision for income taxes	(6,650,145)	(4,406,598)	(10,593,657)	(7,005,497)

Provision for income taxes	528	41,107	17,912	59,006
Net loss	$(6,650,673)	$(4,447,705)	$(10,611,569)	$(7,064,503)

YogaWorks, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(10,611,569)	$(7,064,503)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,597,028	4,369,462
Goodwill impairment	2,474,819	—
Deferred tax	12,641	44,865
Paid-in-kind interest expense capitalized to convertible note	—	259,087
Beneficial conversion feature	—	147,877
Amortization of debt issuance cost	—	55,437
Stock-based compensation expense	949,609	825,145
Changes to operating assets and liabilities
Tenant improvement allowances received	47,530	—
Inventories	(6,386)	69,605
Prepaid expenses and other current assets	(930,279)	(595,180)
Other non-current assets	(52,751)	(42,220)
Accounts payable and accrued expenses	(857,643)	644,590
Accrued compensation	(212,042)	(104,331)
Deferred revenue	2,739	508,070
Deferred rent and other non-current liabilities	35,586	60,446
Net cash used in operating activities	(4,550,718)	(821,650)
Cash flows from investing activities
Purchases of property, equipment, and intangible assets	(629,662)	(470,046)
Acquisition earnout and holdback payments	(643,694)	—
Cash paid for acquisitions, net of earnouts	(721,930)	—
Net cash used in investing activities	(1,995,286)	(470,046)
Cash flows from financing activities
Repurchase of shares to satisfy tax withholding	(83,663)	—
Principal payment on term loans	—	(87,500)
Principal payment on subordinated notes	—	(200,000)
Proceeds from issuance of convertible note	—	3,200,000
Proceeds from issuance of common stock	—	13,800
Net cash (used in) provided by financing activities	(83,663)	2,926,300
Increase (decrease) in cash and cash equivalents	(6,629,667)	1,634,604
Cash and cash equivalents, beginning of period	22,095,216	1,912,421
Cash and cash equivalents, end of period	$15,465,549	$3,547,025
Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest paid	$—	$277,151
Supplemental disclosure of non-cash activities
Investing activities
Purchase consideration liabilities related to acquisitions	$159,000	$—
Financing activities
Dividends on preferred redeemable stock accrued	—	995,743
Paid-in-kind interest expense capitalized convertible note	—	259,087
Conversion of convertible notes to equity	—	11,825,774
Conversion of preferred redeemable stock to equity	—	62,388,567

Reconciliations of Non-GAAP Financial Measures

This press release contains financial measures called Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow, Studio-Level free cash flow and Adjusted net loss which are not calculated in accordance with GAAP. The Company uses these financial measures to understand and evaluate its business. Adjusted EBITDA is a supplemental measure of the operating performance of the core business operations. Studio-Level EBITDA is a supplemental measure of the operating performance of the studios. Adjusted free cash flow is a supplemental measure of the operating performance of the core business operations excluding deferred revenue. Studio-Level free cash flow is a supplemental measure of the operating performance of the studios excluding deferred revenue. Adjusted net loss is a supplemental measure of operating performance that is adjusted for certain non-recurring items that we do not believe directly reflect the core business operations. Accordingly, the Company believes Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow, Studio-Level free cash flow and Adjusted net loss provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as management and the Board. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow and Studio-Level free cash flow

The following table presents a reconciliation of Adjusted EBITDA and Studio-Level EBITDA to Net loss. In addition, Adjusted free cash flow and Studio-Level free cash flow are presented for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(in thousands)	(Unaudited)
Net loss	$(6,651)	$(4,448)	$(10,612)	$(7,065)
Interest (income) expense, net	(44)	249	(50)	810
Provision for income taxes	1	41	18	59
Depreciation and amortization	2,218	2,168	4,597	4,369
Goodwill impairment	2,475	—	2,475	—
Deferred rent(a)	40	69	36	100
Stock based compensation(b)	497	286	949	825
Legal settlement(c)	—	865	—	865
Severance(d)	68	3	68	85
Executive recruiting(e)	—	30	—	30
Professional fees(f)	16	161	71	161
Great Hill Partners expense reimbursement fees(g)	—	25	—	50
Adjusted EBITDA	(1,380)	(551)	(2,448)	289
Change in deferred revenue(h)	(184)	616	75	542
Adjusted free cash flow	(1,564)	65	(2,373)	831
Other general and administrative expenses(i)	3,590	2,723	7,378	5,088
Studio-Level free cash flow	2,026	2,788	5,005	5,919
Change in deferred revenue(h)	184	(616)	(75)	(542)
Studio-Level EBITDA	$2,210	$2,172	$4,930	$5,377

(a)	Reflects the extent to which our rent expense for the period has been above or below our cash rent payments.
(b)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Legal settlement expense related to the Wage Statement Claim with the state of California.
(d)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(e)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our executive management team.
(f)	Professional fees related to certain accounting, tax and consulting services that were expensed in connection with our acquisitions.
(g)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with affiliates of Great Hill Partners, which was terminated upon completion of our IPO.
(h)	Represents change in deferred revenue that is reflected in the consolidated statements of operations, excluding the change in gift card liabilities and deferred revenue from acquisitions.
(i)

Represents general and administrative expenses that are corporate and regional expenses and not incurred by our studios, and which are primarily comprised of expenses related to (i) wages and benefits of corporate and regional employees, (ii) non-studio rent, utilities and maintenance, (iii) corporate and regional marketing and advertising, and (iv) corporate professional fees. Other general and administrative expenses exclude any general and administrative expenses related to deferred rent, stock-based compensation, legal settlement, severance, executive recruiting, professional fees, the Great Hill Partners expense reimbursement fees or any other general and administrative expenses that are included in the reconciliation of net loss to Adjusted EBITDA.

Adjusted net loss

Adjusted net loss

The following table presents a reconciliation of Adjusted net loss to Net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(in thousands)	(Unaudited)
Net loss	$(6,651)	$(4,448)	$(10,612)	$(7,065)
Goodwill impairment	2,475	—	2,475	—
Stock based compensation(a)	497	286	949	825
Legal settlement(b)	—	865	—	865
Severance(c)	68	3	68	85
Executive recruiting(d)	—	30	—	30
Professional fees(e)	16	161	71	161
Great Hill Partners expense reimbursement fees(f)	—	25	—	50
Adjusted net loss	$(3,595)	$(3,078)	$(7,049)	$(5,049)

(a)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(b)	Legal settlement expense related to the Wage Statement Claim.
(c)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(d)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our executive management team.
(e)	Professional fees related to certain accounting, tax and consulting services that were expensed in connection with our acquisitions.
(f)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners, which was terminated upon completion of our IPO.